UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): August 24, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 (Commission File Number)	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On August 24, 2006, Wild Oats Markets, Inc., a Delaware corporation (the “Company”), and Robert B. Dimond, the Company’s Chief Financial Officer and Senior Vice President, entered into an amendment (the “First Amendment”) to Mr. Dimond’s employment agreement (the “Employment Agreement”). The First Amendment modifies the Employment Agreement by increasing severance benefits payable thereunder to provide for payment of severance equal to 24 months of Mr. Dimond’s then-current base salary, payable as described more specifically in the First Amendment, if employment is terminated by the Company without cause during the 36 months following the Effective Date (as defined therein), a reduction in severance payments equal to one month of severance for each month commencing at month 37 following the Effective Date and continuing through month 48 following the Effective Date, and thereafter remaining constant with payments of severance equal to the then-current base salary for a 12-month period.
A copy of the First Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 10.1	First Amendment to Employment Agreement between Wild Oats Markets, Inc. and Robert B. Dimond, dated August 24, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Freya R. Brier
Date: August 28, 2006		Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment to Employment Agreement between Wild Oats Markets, Inc. and Robert B. Dimond, dated August 24, 2006.